CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                     EXHIBIT 4.7






                                  AEROGEN, INC.

                                       AND

                          BECTON, DICKINSON AND COMPANY

                            STOCK PURCHASE AGREEMENT


                                  MAY 10, 2000

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made effective as of the 10th day of May, 2000, by and between AEROGEN, INC., a Delaware corporation with its principal place of business at 1310 Orleans Drive, Sunnyvale, California 94089 (the "Company"), and BECTON, DICKINSON AND COMPANY a New Jersey corporation with its principal office at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1866 ("BD"). AeroGen and BD are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, the Company and BD have entered into that certain Insulin Inhaler Development Agreement of even date herewith (the "Development Agreement", and together with this Agreement, the "Transactional Agreements"); and

         WHEREAS, in connection with the Development Agreement, the Company desires to sell to BD and BD desires to purchase from the Company an aggregate of 961,539 shares of Series E Convertible Preferred Stock of the Company ("Series E Stock"), having the rights and preferences as set forth in the Company's Amended and Restated Certificate of Incorporation (attached as Exhibit
A) (the "Restated Certificate"), for an aggregate price of two million five hundred thousand one dollars and forty cents ($2,500,001.40) on the terms and subject to the conditions set forth in this Agreement, and to give the Company an option, under certain circumstances, to require BD to purchase another three million dollars ($3,000,000) of stock on the terms set forth below. For the purposes of this Agreement "Series E Stock" will include the Series E Convertible Preferred Stock purchased by BD hereunder and any Common Stock issued upon conversion thereof, and "Financing Stock" (as hereinafter defined) shall also include any Common Stock into which such stock may be convertible.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       PURCHASE OF SERIES E STOCK.

                  1.1 INITIAL PURCHASE OF SERIES E STOCK. Subject to the terms and conditions of this Agreement at the Closing (as hereinafter defined) the Company agrees to sell to BD and BD agrees to purchase from the Company, for a price of two million five hundred thousand one dollars and forty cents ($2,500,001.40), an aggregate of 961,539 shares of Series E Stock, free and clear of all liens and encumbrances, at the purchase price per share of $2.60. The Company shall have thirty (30) days following the later of the closing of the Next Financing (as hereinafter defined) and the achievement of the First Milestone (as hereinafter defined) to exercise its option under Section 1.2 by giving written notice thereof to BD on or prior to such thirtieth (30th) day.

                  1.2 ADDITIONAL STOCK PURCHASE UPON THE ACHIEVEMENT OF A MILESTONE.

                           (a)      Subject to the terms and conditions of this
Agreement and in reliance on the representations and warranties contained herein, BD agrees to purchase from the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Company, at the Company's option, at the later of the achievement of the First
Milestone (as hereinafter defined) by the Company, or upon the closing of the Company's Next Financing (as hereinafter defined), an aggregate of three million dollars ($3,000,000) of the same series or class of stock sold in the Next Financing (the "Financing Stock") at the same price per share and upon the same terms (i.e., receiving the same representations, warranties, covenants, legal opinions, etc.) as sold to purchasers in such financing, provided that both the achievement of the First Milestone and the closing of the Next Financing shall have occurred on or prior to December 31, 2000. The closing of such sale shall occur at such time and place as shall be agreed by the Company and BD, but in no event more than five business days following written notice to BD from the Company that it is exercising its option. The Financing Stock purchased by BD shall have the same rights, preferences and privileges as given by the Company to purchasers of Financing Stock in the Next Financing.

                           (b)      For purposes of this Section 1.2, the "First
Milestone" shall mean the allowance by the Food and Drug Administration of an Investigational New Drug Application for inhaled insulin with a device that is able to deliver [ * ] of bio-available insulin [ * ].

                           (c)      For purposes of this Section 1.2, the "Next
Financing" shall mean a transaction or series of related transactions in which convertible preferred stock or Common Stock of the Company is sold (other than the sale to BD contemplated hereby) after the date hereof resulting in aggregate gross proceeds to the Company (excluding the sale to BD contemplated hereby) of not less than $5,000,000 with not less than $3,000,000 of such proceeds resulting from the purchase of such stock from an institutional investor or investors which is (are) neither an equity investor(s) in the Company as of the date hereof nor "strategic investors" or "corporate partners"(as those terms are commonly used) with the Company.

                  1.3 HART-SCOTT-RODINO COMPLIANCE. Notwithstanding anything else in this Section 1, it shall also be a condition to the Initial Closing, and any Milestone Closing (as hereinafter defined), as applicable, that the waiting period under the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") applicable to the aforementioned transactions shall have expired or been terminated and any approvals required thereunder shall have been obtained. The parties shall cooperate in promptly filing premerger reports and in taking all steps necessary to obtain early termination of any applicable HSR Act waiting periods.

         2.       CLOSING DATE; DELIVERY.

                  2.1      CLOSING; CLOSING DATE. Subject to the terms of
Section 5, the closing of the sale and purchase of shares of Series E Stock (or Financing Stock, as the case may be) under Sections 1.1 and 1.2 of this Agreement (the "Initial Closing," or the "Milestone Closing," each of which may be referred to individually as "Closing") shall be held at 9:00 a.m. (Pacific Time on the applicable closing date at the offices of Cooley Godward, 5 Palo Alto Square, 8th Floor, Palo Alto, California, or at such other time and place as the Company and BD may agree. The date of the Initial Closing ("Initial Closing Date") shall be the day of the signing of this Agreement. The date of the Milestone Closing, shall be as set forth in Section 1.2 above.

                  2.2 DELIVERY. At the Initial Closing and at the Milestone Closing, subject to the terms and conditions hereof, the Company will deliver to BD a stock certificate, in the name

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

of BD or its designee, representing, respectively, the shares of Series E Stock (or Financing Stock, as the case may be) deliverable at such Closing, dated as of the Initial Closing or the Milestone Closing, as applicable, against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by BD and the Company.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to BD that, except as set forth on a Schedule of Exceptions attached as Exhibit B (the "Schedule of Exceptions"), specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

                  3.2 CAPITALIZATION. The authorized capital of the Company immediately prior to the Closing will consist of:

                           (a)      PREFERRED STOCK. 31,642,430 shares of
Preferred Stock (the "Preferred Stock"), of which 3,846,156 shares have been designated Series A Preferred Stock, all of which are issued and outstanding immediately prior to the Closing; of which 4,487,182 shares have been designated Series B Preferred Stock, all of which are issued and outstanding immediately prior to the Closing; of which 9,375,300 shares have been designated Series C Preferred Stock, 9,245,300 of which are issued and outstanding immediately prior to the Closing; of which 10,285,714 shares have been designated Series D Preferred Stock, all of which are issued and outstanding immediately prior to the Closing; and of which 3,648,078 shares have been designated Series E Preferred Stock, of which 961,539 shares are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock and Common Stock are as stated in the Restated Certificate.

                           (b)      COMMON STOCK. 53,000,000 shares of Common
Stock ("Common Stock"), of which 6,928,821 shares are issued and outstanding immediately prior to the Closing and 31,642,430 shares are reserved for issuance upon conversion of Preferred Stock.

                           (c)      Except for the conversion privileges of the
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding, the Series E Stock to be issued under this Agreement (and the conversion privileges thereof), outstanding options to purchase 3,930,202 shares of Common Stock, warrants to purchase 32,051 shares of Common Stock and warrants to purchase 65,000 shares of Series C Preferred Stock, as of the date of this Agreement, (i) no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or other claims of any character relating to, any capital stock or any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

stock or securities convertible into or exchangeable for any capital stock of the Company; (ii) except as set forth in this Section 3.2, the Company will not have any capital stock, equity interests or other securities reserved for issuance for any purpose; and (iii) the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i). No outstanding option, warrant or other security directly or indirectly exercisable for or convertible into any class or series of the Company's capital stock requires anti-dilution adjustment by reason of the transactions contemplated by this Agreement. To the best knowledge of the Company, there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock, other than the agreements regarding voting contained in the Amended and Restated Voting Agreement dated August 25, 1998, (the "Voting Agreement") and the agreements regarding transfer contained in the Co-Sale Agreement, dated August 25, 1998, (the "Co-Sale Agreement"). Schedule 3.2(c) sets forth a complete and correct list of the name of each of the Directors, Officers and five percent shareholders of the Company and the amount of stock each owns in the Company. The Company has reserved 5,800,000 shares of Common Stock under its 1994 and 1996 Stock Option Plans, for issuance upon the exercise of options to be granted under such stock plans. 819,029 shares of Common Stock remain in the employee reserve pool.

                  3.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

                  3.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement and the authorization, issuance and delivery of the Series E Stock (and the Common Stock issuable upon conversion of the Stock) has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  3.5      VALID ISSUANCE OF SECURITIES.

                           (a)      The Series E Stock that is being issued to
BD hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, (i) will be duly and validly issued, fully paid and nonassessable and (ii) will be free of any pledges, liens, security interests, claims or encumbrances of any kind. Based in part upon the representations of BD in this Agreement, the Series E Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series E Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate (i) will be duly and validly issued, fully paid and non-assessable, (ii) will be issued in compliance with all applicable federal and state securities laws and (iii) will be free of any pledges, security interests, claims or encumbrances of any kind.

                           (b)      The outstanding shares of Common Stock,
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

                  3.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filings pursuant to (i) Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, (ii) Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and (iii) any other post-Closing filings with any other jurisdictions required under applicable state securities laws, which filings will be timely effected in accordance with such sections and/or rules.

                  3.7 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  3.8 EMPLOYEE AGREEMENT. Each employee and officer of the Company and each consultant to the Company has executed an agreement with the Company regarding confidentiality and proprietary information. The Company, after reasonable investigation, is not aware that any of its employees are in violation thereof, and the Company will use its best efforts to prevent any such violation.

                  3.9 PATENTS AND TRADEMARKS. The Company has sufficient title to and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement upon the rights of others. The patents, patent applications, trademarks, service marks, trade names and copyrights owned by the Company and that the Company has rights to use are set forth on the Schedule of the Exceptions. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  3.10     COMPLIANCE WITH OTHER INSTRUMENTS.

                           (a)      The Company is not in violation or default
of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any material provision of any federal or state statute, rule or regulation applicable to the Company. Without limiting the generality of the foregoing, the Company is in compliance with all material federal, state and local laws, rules and regulations relating to the development, manufacture, safety, sale, labeling, marketing and, if required, governmental approval of its products. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the, passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                           (b)      The Company has avoided every condition, and
has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

                  3.11     AGREEMENTS; ACTION.

                           (a)      There are no agreements, understandings or
proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                           (b)      Except for the Transactional Agreements,
there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations of, or payments to the Company in excess of $50,000, or
(ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) obligations of, or payments by, the Company to any officer, director, employee or family member of any such individual.

                           (c)      The Company has not (i) declared or paid any
dividends, or authorized or made distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (d)      The Company is not a party to and is not
bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                           (e)      The Company has not engaged in the past
three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

                           (f)      All contracts to which the Company is a
party or by which its assets may be bound are valid, binding and in full force and effect, and no material breach or default, or event which, with notice or lapse of time or both, would constitute any such material breach or default by the Company (or, to the best knowledge of the Company, by any other party thereto), exists with respect thereto. The Company has received no notice of cancellation or non-renewal of any material contract.

                  3.12 DISCLOSURE. Except for certain agreements that the Company considers to be confidential or proprietary in nature, agreements which the Company is under an obligation not to disclose, and agreements that the Company believes contain nonessential details of the interference settlement, the Company has provided BD or its counsel with all the information which BD has requested for deciding whether to acquire the Series E Stock. No representation or warranty of the Company contained in this Agreement and the Exhibits attached hereto, or, any other written statement or certificate furnished or to be furnished to BD in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company has provided counsel to BD access to complete and accurate copies of each agreement, except for the agreements stated above, to which the Company is a party or to which it, its assets or its properties are subject.

                  3.13 RIGHTS OF REGISTRATION AND FIRST OFFER. Except for registration rights granted to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and to be granted to BD, in each case pursuant to the Third Amended and Restated Information and Registration Rights Agreement dated August 25, 1998 (the "Registration Rights Agreement"), the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. All rights of first offer granted by the Company related to its securities have been satisfied or will be waived prior to the Closing.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                  3.14     CORPORATE DOCUMENTS. The Restated Certificate and
By-laws of the Company are in the form provided to counsel to BD.

                  3.15 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company`s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  3.16 FINANCIAL STATEMENTS. The Company has delivered to BD its audited financial statements (balance sheet, profit and loss statement, cash flows statement and statement of stockholder equity) for the year ended December 31, 1998 and its unaudited financial statements (balance sheet, profit and loss statement, cash flows statement and statement of stockholder equity) for the twelve months ended December 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles and on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments, which are neither individually nor in the aggregate material. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise.

                  3.17     EMPLOYEE BENEFIT PLANS; ERISA.

                           (a)      Item 3.17 of the Schedule of Exceptions
contains a true and complete list of all "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, compensation, severance, deferred compensation, fringe benefit, insurance, welfare, medical, post-retirement health or welfare benefit, life, stock option, stock purchase, disability, termination, retention or other plan, agreement, trust fund or arrangement (whether written or unwritten), maintained, sponsored or contributed to by the Company or any entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001 of ERISA (an "ERISA Affiliate") on behalf of any employee of the Company or any ERISA Affiliate (whether current, former or retired) or their beneficiaries or with respect to which the Company or any ERISA Affiliate has or has had any obligation on behalf of any such employee or beneficiary (each a "Plan" and, collectively, the "Plans").

                           (b)      None of the ERISA Affiliates or the Company
has ever contributed to or contributes to, been required to contribute to, or otherwise participated in or participates in (i) any "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA or Section 414(f) of the Code), (ii) any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 and 4064 of ERISA or
(iii) any plan subject to Title IV of ERISA or Section 412 of the Code.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                           (c)      The Company, each ERISA Affiliate, each Plan
and each "plan sponsor" (within the meaning of Section 3(16) of ERISA) and each "employee benefit plan" (within the of section 3(3) of ERISA) has complied in all material respects with applicable law including, without limitation, the Code and ERISA and each Plan complies with and has been maintained and operated in all material respects in accordance with its terms.

                           (d)      With respect to each of the Plans referenced
in item 3.17 of the Schedule of Exceptions: (i) all payments required by any Plan or by law with respect to all periods through the date of the Closing have been made prior to the Closing; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred, or to the best of the Company's knowledge is expected to occur, with respect to any Plan which has subjected or could subject the Company, any officer, director or employee thereof or any trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or
Section 4975 of the Code, or any other liability with respect thereto; and (iii) no Plan is under audit or investigation by the Internal Revenue Service or the Department of Labor or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty.

                  3.18 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on the Company, its financial condition, its business as currently conducted or as proposed to be conducted or any of its properties or material assets.

                  3.19 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company also has in full force and effect product liability insurance and comprehensive general liability insurance in amounts and with such coverages as are generally maintained by responsible companies in the same industry.

                  3.20 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is currently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment, with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company.

                  3.21 ABSENCE OF CHANGES. Except as specifically set forth in this Agreement, since December 31, 1999, (a) the Company has not entered into any transaction other than in the ordinary course of business and which is not, individually or in the aggregate, material to the assets, properties, financial condition, operating results or business of the Company (as such business is currently conducted and as it is proposed to be conducted), (b) the Company has not changed any compensation arrangement or agreement with any of its key employees or executive officers, or changed the rate of pay of its employees as a group, (c) the Company has not changed or amended any contract by which the Company or any of its respective assets are bound or subject which would have a material adverse effect on the business of the Company, (d) there has been no waiver by the Company of a valuable right or of a debt owing to the Company which would have a material and adverse effect on the business of the Company,
(e) there has not been any satisfaction or discharge of any lien, claim or encumbrance or any payment of any obligation by the Company except in the ordinary course of business and which is not, individually or in the aggregate, material to the assets, properties, financial condition, operating results or business of the Company (as such business is currently conducted and as it is proposed to be conducted), and (f) except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than obligations under contracts and commitments incurred in the ordinary course of business not in excess of $50,000 individually and $100,000 in the aggregate.

                  3.22 BROKERS. The Company has retained no finder, broker, agent, financial adviser or other intermediary in connection with the transactions contemplated by this Agreement and the Company agrees to indemnify and hold harmless BD from liability for any compensation to any such intermediary and the fees and expenses of defending against such liability or alleged liability.

                  4.       REPRESENTATIONS AND WARRANTIES OF BD.

         BD hereby represents and warrants to the Company as follows:

                  4.1 LEGAL POWER. BD has the requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

                  4.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by BD, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of BD, enforceable against BD in accordance with its terms.

                  4.3 INVESTMENT REPRESENTATIONS. In connection with any sale of shares under this Agreement, BD makes the following representations:

                           (a)      BD is acquiring the shares of Series E Stock
under this Agreement for its own account, not as nominee or agent, for investment and not with a view to, or for resale

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                           (b)      BD understands that (i) the shares of Series
E Stock to be purchased under this Agreement have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by BD, and that BD must, therefore, bear the economic risk of such investment, until a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing such shares will be endorsed with the following legends:

                                    A.       THE SECURITIES REPRESENTED HEREBY
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                    B.       THE SECURITIES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFERABILITY, OF THAT CERTAIN STOCK PURCHASE AGREEMENT, DATED ________, 2000. A COPY OF SUCH STOCK PURCHASE AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO AEROGEN, INC. AT ITS PRINCIPAL PLACE OF BUSINESS."

                                    C.       Any legend currently required to be
placed thereon under applicable state securities laws.

and (iii) the Company will instruct any transfer agent not to register the transfer of the shares of Series E Stock purchased pursuant to this Agreement (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.

                           (c)      BD has such knowledge and experience in
financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of Series E Stock purchased hereunder.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                           (d)      BD is an "accredited investor" as such term
is defined in Rule 501(a) of Regulation D of the General Rules and Regulations prescribed by the Securities and Exchange Commission pursuant to the Securities Act.

                  4.4 BROKERS. BD has retained no finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and BD agrees to indemnify and hold harmless the Company from liability for any compensation to any such intermediary and the fees and expenses of defending against such liability or alleged liability.

         5.       CONDITIONS TO CLOSING.

                  5.1 CONDITIONS TO OBLIGATIONS OF BD AT INITIAL CLOSING. BD's obligation to purchase the shares of the Company's Series E Stock at the Closing is subject to the fulfillment to BD's satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by BD:

                           (a)      REPRESENTATIONS AND WARRANTIES TRUE;
PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects on the date of the Agreement and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing, and a Certificate duly executed by an officer of the Company, to the effect of the foregoing, shall be delivered to BD.

                           (b)      PROCEEDINGS AND DOCUMENTS. All corporate and
other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to BD, and counsel to BD shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                           (c)      QUALIFICATIONS, LEGAL INVESTMENT. All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the shares to be issued pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the shares to be sold at such Closing shall have been issued and no proceedings for such purpose shall be pending or, to the best knowledge of the Company, threatened by the Securities and Exchange Commission, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the shares of Series E Stock to be sold thereat shall be legally permitted by all laws and regulations to which BD and the Company are subject.

                           (d)      NO PENDING LITIGATION. There shall not be
any proceeding, hearing action, suit, arbitration or any investigation pending or threatened or any legal requirement (including any federal, state, local, municipal, foreign, international law, statute, rule or regulation) in effect that would prevent the consummation of any of the transactions contemplated by this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                           (e)      OPINION OF COMPANY COUNSEL. BD shall have
received from Cooley Godward LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C.

                           (f)      NECESSARY CONSENTS. The Company shall have
obtained, and shown by written evidence satisfactory to BD, all required consents and approvals of third parties necessary to convey to BD all of the shares of Series E Preferred Stock and to consummate the other transactions contemplated by this Agreement.

                  5.2 CONDITIONS PRECEDENT TO BD'S INVESTMENT AT THE MILESTONE CLOSING. In addition to the conditions provided for under Sections 1.2 and 1.3 hereof, the obligation of BD on the Milestone Closing to purchase the Financing Stock as provided in Section 1.2(a) shall be subject to the satisfaction, on or prior to the Milestone Closing, of each of the following conditions precedent, any one or more of which may be waived by BD:

                           (a)      PERFORMANCE. The Company shall have
performed and complied in all material respects with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Milestone Closing. No condition or event constituting a breach under the Agreement or an event which, with notice or lapse of time, or both, would constitute such a breach shall have occurred and be continuing, or will result from the proceedings to be undertaken at the Milestone Closing.

                           (b)      COMPLIANCE CERTIFICATES. The Company shall
have delivered to BD or its representative at the Milestone Closing an Officer's Certificate to the effect that all conditions specified in Section 5.2(a) and
(d) that relate to the Company, have been fulfilled.

                           (c)      PROCEEDINGS AND DOCUMENTS; PRIOR CONDITIONS.
All corporate and other proceedings in connection with the Milestone Closing contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to BD and its counsel, and BD and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                           (d)      MILESTONE. The Company shall have achieved
the First Milestone.

                           (e)      OPINION OF COMPANY'S COUNSEL. BD shall have
received from Cooley Godward LLP, counsel for the Company, a favorable opinion, dated as of the Milestone Closing and satisfactory in form and substance to BD and its counsel, confirming and restating (except as to any changes thereto since the Initial Closing, including changes in applicable law) such portions of the opinion rendered on the Initial Closing Date pursuant to Section 5.1(d) as relate to the issuance and sale of Financing Stock pursuant to Section 1.2(a).

                           (f)      NO NOTICE OF TERMINATION UNDER THE
DEVELOPMENT AGREEMENT. The Development Agreement shall not have been terminated by BD for breach of such agreement by the Company.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                  5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING. The Company's obligation to issue and sell the shares of its Series E Stock at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived by the Company:

                           (a)      REPRESENTATIONS AND WARRANTIES TRUE. The
representations and warranties made by BD in Section 4 hereof shall be true and correct in all material respects at the date of the Closing.

                           (b)      PERFORMANCE OF OBLIGATIONS. BD shall have
performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing, and a Certificate duly executed by an officer of BD, to the effect of the foregoing, shall be delivered to the Company.

                           (c)      QUALIFICATIONS, LEGAL INVESTMENT. All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the shares of Series E Stock to be sold and issued pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of such shares shall have been issued and no proceedings for such purpose shall be pending or, to the best knowledge of the Company, threatened by the Securities and Exchange Commission, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the shares of Series E Stock to be sold and issued at the Closing shall be legally permitted by all laws and regulations to which BD and the Company are subject.

                           (d)      NO PENDING LITIGATION. There shall not be
any proceeding, hearing, action, suit, arbitration or any investigation pending or threatened or any legal requirement (including any federal, state, local, municipal, foreign, international law, statute, rule or regulation) in effect that would prevent the consummation of any of the transactions contemplated by this Agreement.

         6.       COVENANTS AND RIGHTS OF BD.

                  6.1 SALE RESTRICTION. BD hereby covenants and agrees that it will not contract to sell, or otherwise transfer, loan, pledge or grant any rights to acquire any shares of the Company's Series E Stock acquired pursuant to this Agreement, or Common Stock issued on conversion thereof (or purchase or sell any derivative security that has a similar effect or enter into any contract that has a similar effect), without the prior written consent of the Company until the earlier of (a) one year following the Closing of the initial public offering of securities of the Company pursuant to an underwritten registration under the Securities Act, as amended (the "IPO"), or (b) four years after the date of this Agreement. Notwithstanding anything in this Section 6.1 to the contrary, if the Company sells its equity securities to another corporate partner (defined as a corporation which is purchasing equity securities of the Company in connection with entering into a commercial relationship with the Company) and such corporate partner does not agree to a restriction on the sale of equity securities of the Company for at least one year following the Company's IPO, then subsection (a) above shall be modified to provide that BD'S

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

sale restriction shall extend only for that length of time following an IPO as the sale restriction of such corporate partner. Following the expiration of the sale restriction set forth in this Section 6.1, BD agrees that it will give the Company at least five (5) business days' advance notice of its intention to sell the Company's equity securities, and will use commercially reasonable efforts to cooperate with the Company and its designated market makers to find a buyer or buyers for the Company's stock and conclude its sale of such stock in an orderly manner. The Company agrees that, following its IPO, it will not make any public announcement of BD's intention to sell the Company's securities prior to the time such sale is commenced unless, on advice of counsel, it is legally required to do so.

                  6.2      RIGHT OF FIRST OFFER.

                           (a)      Prior to the Company's IPO, BD shall not
transfer any shares of the Company's Series E Stock (or Common Stock issued on conversion thereof) purchased pursuant to this Agreement, whether or not for consideration, to a third party, without complying with the provisions of this
Section 6.2. The right of first offer herein shall be freely assignable by the Company.

                           (b)      Prior to the Company's IPO, in the event BD
desires to transfer any shares of the Company then held by it, BD shall give written notice to the Secretary of the Company of its intention to transfer the shares (the "Company Notice"). The Company Notice must name the number of shares of Series E Stock (or Common Stock issued on conversion thereof) involved in the proposed transfer, the proposed purchase price per share, and any other terms and conditions of the proposed transfer. Within fifteen (15) days after delivery of the Company Notice, the Company shall have the right to elect to purchase all (but not less than all) of the shares proposed to be transferred (the "Option Shares") on substantially the same terms and conditions specified in the Company Notice, by delivery to BD of a written notice.

                           (c)      In the event that the Company fails to
exercise the right to purchase set forth in foregoing paragraph (b) as to all the Option Shares within the period specified above, BD shall have sixty (60) days thereafter to sell the Option Shares at a price and upon terms no more favorable to the purchaser thereof than specified in the Company Notice. In the event that BD has not sold such shares within such sixty (60) day period, BD shall not thereafter sell any of such shares without first offering such shares to the Company in the manner provided above.

                           (d)      Anything in this Agreement to the contrary
notwithstanding, BD shall be permitted to transfer shares of Series E Stock, Financing Stock or the Common Stock into which it may be converted owned by it without complying with the provisions of Section 6.2 to any of its Affiliates; provided that any permitted transferee referred to above shall have delivered to the Company the written agreement of such transferee to be bound by all of the provisions of this Agreement to the same extent as its transferor, and until such delivery is made no such transferee shall, with respect to the shares being transferred, be a stockholder and the Company shall not recognize any such transferee as a stockholder for any purpose.

                  6.3 STANDSTILL AGREEMENT. Other than shares of Series E Stock, which it is purchasing pursuant to this Agreement, and the Common Stock issued upon conversion thereof,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

BD hereby covenants and agrees that it will not, nor will it permit any of its direct or indirect majority-owned subsidiaries, to purchase or otherwise acquire, directly or indirectly, any equity securities of the Company (or rights or options to purchase such securities) without the prior written approval of the Company. This provision shall terminate and be of no further force or effect five years from the date hereof or such earlier date as shall be agreed to by the Company; provided, that the undertaking of this Section 6.3 shall automatically terminate upon the occurrence of any of the following events: (a) the filing with the SEC of a Schedule 13D by any person or entity indicating that a person or entity has acquired (x) more than 20% of any class of the Company's voting equity securities, or (y) has acquired at least 5% of any class of the Company's voting equity securities which Schedule 13D expresses the filing party's intention to assume control of the Company, whether by tender offer, merger, proxy contest or otherwise; (b) the commencement of a tender offer by any person or entity to acquire 20% or more of the Company's outstanding voting equity securities; or (c) the solicitation of proxies by any party other than the Company to which Rule 14a-11 of the rules and regulations under the Securities and Exchange Act of 1934, as amended, applies and is intended to effect a change in the majority of members of the Company's Board of Directors.

                  6.4 REGISTRATION. BD shall become a party to, and shall be deemed a "Holder" under, the Registration Rights Agreement for all purposes except Section 2 and Section 16 thereof.

         7.       COVENANTS OF THE COMPANY

                  7.1 INFORMATION RIGHTS. Until the closing of an IPO by the Company, the Company covenants and agrees that for so long as BD owns, beneficially or of record, at least 500,000 shares of the Company's Series E Stock (or Common Stock issued on conversion thereof) (in each case as adjusted for stock splits or combinations, stock dividends or similar events), the Company shall furnish to BD the following reports:

                           (a)      ANNUAL REPORTS. As soon as available and in
any event within 90 days after the end of each fiscal year, consolidated and consolidating financial statements of the Company including a balance sheet as of the end of such fiscal year and statements of income and retained earnings and of sources and applications of funds for such fiscal year, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied and accompanied by the opinion thereon of a recognized firm of independent certified public accountants as may be selected by the Board of Directors of the Company.

                           (b)      INTERIM REPORTS. As soon as available, and
in any event within 45 days after the end of each of the first three quarters of each of the Company's fiscal years beginning with the quarter ending March 31, 2000, consolidated and consolidating financial statements of the Company including a cash flow statement, a balance sheet as of the end of such accounting period and statements of income and retained earnings and of sources and applications of funds for such accounting period and for the period from the beginning of such fiscal year to the end of such accounting period, and setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied and certified as correct by the chief executive officer and chief financial officer of the Company.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                  7.2 PRESS RELEASES. Except as provided by law, each party will secure advanced written approval from the other party of the decision to issue and the content of any statement regarding or mentioning the transactions contemplated hereby, whether in writing or otherwise to the public or press. This provision shall not be deemed to have been breached if the disclosing party acting on the advice of its securities or other regulatory counsel makes disclosures to investors and potential investors or to any governmental or other regulatory agency or organization.

         8.       MISCELLANEOUS.

                  8.1 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of Delaware and the United States of America, without regard to choice of law rules.

                  8.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, and permitted assigns of the parties hereto.

                  8.3 ENTIRE AGREEMENT. This Agreement, the Development Agreement and the Exhibits and Schedules hereto and thereto, and the other documents delivered pursuant hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  8.4 SEVERABILITY. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement in the event of such invalidity, the parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

                  8.5 AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and BD. Any amendment or waiver effected in accordance with this Section shall be binding upon any holder of any securities purchased under this Agreement (including securities into which such securities have been convened), each future holder of all such securities, and the Company.

                  8.6 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing by registered or certified mail, return

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

receipt requested, postage prepaid, addressed to the Company and BD at their respective addresses first above written, (c) upon transmission of telegram or facsimile (with telephonic notice), or (d) upon confirmed delivery by overnight commercial courier service.

                  8.7 FEES AND EXPENSES. The Company and BD shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

                  8.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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         IN WITNESS WHEREOF, the foregoing Stock Purchase Agreement is hereby executed as of the date first above written.

                                    AEROGEN, INC.


                                    By:  /s/          Jane E. Shaw
                                       -----------------------------------------
                                    Name:    Jane E. Shaw
                                         ---------------------------------------
                                    Title:  Chairman & CEO
                                          --------------------------------------

                                    BECTON, DICKINSON AND COMPANY


                                    By:  /s/          Gary M. Cohen
                                       -----------------------------------------
                                    Name:    Gary M. Cohen
                                         ---------------------------------------
                                    Title: President-Worldwide Medical Systems
                                          --------------------------------------






[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       20
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                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       21
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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                OF AEROGEN, INC.

         AeroGen, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         ONE:  The name of the corporation is AeroGen, Inc.

         TWO: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 12, 1998 under the name AeroGen (Delaware), Inc.

         THREE: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE 1

         The name of this corporation is AEROGEN, INC.

                                    ARTICLE 2

         The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE 3

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE 4

         The total number of shares of stock and the classes of stock which the corporation shall have authority to issue is as follows:

         A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated "Common Stock" and "Preferred Stock." The total number of shares which this corporation is authorized to issue is Eighty-Four Million Six Hundred Forty-Two Thousand Four Hundred Thirty (84,642,430) shares, of which Fifty Three Million (53,000,000) shares of the par value of One-Tenth of One Cent ($.001) shall be Common Stock and Thirty-One Million Six Hundred Forty-Two Thousand Four Hundred Thirty (31,642,430) shares of the par value of One-Tenth of One Cent ($.001) shall be Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation shall be issued by series as set forth hereto. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of Three Million Eight Hundred Forty-Six Thousand One Hundred Fifty-Six (3,846,156) shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of Four

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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Million Four Hundred Eighty-Seven Thousand One Hundred Eighty-Two (4,487,182)
shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock" and shall consist of Nine Million Three Hundred Seventy-Five Thousand Three Hundred (9,375,300) shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of Ten Million Two Hundred Eighty-Five Thousand Seven Hundred Fourteen (10,285,714) shares. The fifth series of Preferred Stock shall be designated "Series E Preferred Stock" and shall consist of three million six hundred forty-eight thousand seventy-eight (3,648,078) shares.

         B. POWERS, PREFERENCES AND RIGHTS, AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in series. The powers, preferences and rights, and the qualifications, limitations and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are as set forth below in this Division B of Article 4. The Board of Directors is hereby authorized to fix or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or other series of Preferred Stock in certificate(s) of designation or this Certificate of Incorporation, as amended from time to time ("Protective Provisions"), but notwithstanding any other right of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or any other series of Preferred Stock, the powers, preferences and rights of and the qualifications, limitations and restrictions on, any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock), prior or subsequent to the issue of any shares of that series, but not below the number of shares of such series then outstanding, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

1.       DIVIDEND RIGHTS.

         The holders of the Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends on each outstanding share of Preferred Stock payable in preference and priority to any payment of any dividend on any shares of Common Stock of the corporation at an annual rate of $.0312 per share of Series A Preferred Stock, $.0624 per share of Series B Preferred Stock, $.08 per share of Series C Preferred Stock, $.14 per share of Series D Preferred Stock, and $.208 per share of Series E Preferred Stock, when and as declared by the Board of Directors. Dividends on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be paid ratably to

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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holders of Series A Preferred Stock, Series B Preferred Stock, Series C
Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, based on the number of shares held. The right to such dividends on the Preferred Stock shall be noncumulative. No right shall accrue to holders of shares of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest. Dividends, if paid, or if declared and set apart for payment, must be paid or declared and set apart for payment on all outstanding Preferred Stock contemporaneously. Dividends shall be paid in cash. No shares of Common Stock shall receive any dividend at a rate which is greater than the rate at which dividends are simultaneously paid in respect of the Preferred Stock (based on the number of shares of Common Stock into which the Preferred Stock is convertible on the date of dividend).

         Dividends shall be paid by forwarding a check, postage prepaid, to the address of each holder (or, in the case of joint holders, to the address of any such holder) of Preferred Stock as shown on the books of the corporation, or to such other address as such holder specifies for such purpose by written notice to the corporation. The forwarding of such check shall satisfy all obligations of the corporation with respect to such dividends, unless such check is not paid upon timely presentation.

2.       LIQUIDATION RIGHTS

         In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or not, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock shall be entitled to receive, before any amount shall be paid to holders of Common Stock, an amount per share equal to $0.39, $.78, $1.00, $1.75, and $2.60, respectively (each, as adjusted for stock splits, combinations or similar events and hereafter referred to as the "Original Issue Price" of such series) plus all declared and unpaid dividends, if any. If upon the occurrence of a liquidation, dissolution or winding up, the assets and surplus funds distributed among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and surplus funds of the corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in proportion to the aggregate amount payable to each of such holders pursuant to the immediately preceding sentence. If upon the occurrence of a liquidation, dissolution or winding up, after the payment to the holders of Preferred Stock of the preferential amount, assets or surplus funds remain in the corporation, the holders of Preferred Stock and Common Stock shall be entitled to receive all such remaining assets and surplus funds pro rata on an as-if-converted basis.

         No later than 20 days before any event that, pursuant to Section 5(a), permits a holder of Preferred Stock to have each share of Preferred Stock held by such holder treated for all purposes as if it had been converted into Common Stock (for purposes of this Section 2, a "Merger or Sale of Corporation"), the corporation shall deliver a notice to each holder of Preferred Stock setting forth the principal terms of such Merger or Sale of Corporation. Such notice shall be deemed delivered upon personal delivery or five days after deposit in the United States mail, by registered or certified mail, addressed to a party at its address as shown on the stock records of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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the corporation. Such notice shall include a description of the amounts that would be paid to holders of Preferred Stock under this Section 2 and of the consideration that such holders would receive if they exercised their rights under Section 5(a) to have shares of Preferred Stock treated as if they had been converted into Common Stock. No later than ten days after delivery of the notice, each holder of Preferred Stock may deliver an election to the corporation notifying the corporation that the holder desires that such holder's shares of Preferred Stock be treated, pursuant to Section 5, as if they had been converted into shares of Common Stock and, if no such notice is delivered, such holder shall receive such amounts as are provided for under this Section 2 as any Merger or Sale of Corporation shall be deemed a liquidation, dissolution or winding up of the corporation for the purposes of this Section 2.

3.       VOTING RIGHTS.

         (a) VOTE OTHER THAN FOR DIRECTORS. Except as otherwise required by law, the holders of Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote upon any matter submitted to the stockholders for a vote, other than the election of directors, as follows: (i) the holders of Preferred Stock shall have one vote for each full share of Common Stock into which their respective shares of Preferred Stock are convertible on the record date for the vote and (ii) the holders of Common Stock shall have one vote per share of Common Stock.

         (b)      VOTING FOR DIRECTORS.

                  (i) The holders of shares of Preferred Stock voting as a class shall be entitled to elect two (2) directors. The holders of shares of Common Stock voting as a class shall be entitled to elect two (2) directors. The holders of shares of Series D Preferred Stock voting as a class shall be entitled to elect one (1) director. The remaining director or directors shall be elected by the affirmative vote of the holders of the Preferred Stock and of the holders the Common Stock, voting together as a class with the holders of Preferred Stock having one vote for each full share of Common Stock into which their respective shares of Preferred Stock are convertible on the record date for the vote. If no shares of Preferred Stock remain outstanding, then the directors otherwise elected by the Preferred Stock as provided above in this
Section 3(b), shall be elected by the holders of Common Stock. In the case of any vacancy in the office of a director elected by a specified group of stockholders, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the shares of such specified group given at a special meeting of such stockholders duly called or by an action by written consent for that purpose. Any director who shall have been elected by a specified group of stockholders may be removed during the aforesaid term of office, either for or without cause by, and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such stockholders duly called or by an action by written consent for that purpose, and any such vacancy thereby created may be filled by the vote of the holders of a majority of the shares of such specified group represented at such meeting or in such consent.

                  (ii) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the California General Corporation Law ("CGCL"). During such time or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (a) the names of such candidate or candidates have been placed in nomination prior to the voting and (b) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

4.       CERTAIN TAXES.

         The corporation shall pay any and all issuance and other taxes (excluding any federal or state income taxes) that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of Preferred Stock. The corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock to which such issuance relates were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the corporation the amount of any such tax, or it is established to the satisfaction of the corporation that such tax has been paid.

5.       CONVERSION TO COMMON STOCK.

         The Preferred Stock shall be convertible into Common Stock of the corporation as follows:

         (a) DEFINITIONS. For purposes of this Section 5 the following definitions shall apply:

                  (i) "COMMON STOCK EQUIVALENTS" shall mean Convertible Securities and rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

                  (ii) "COMMON STOCK OUTSTANDING" shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                  (iii) "CONVERSION PRICE" with respect to a series of Preferred Stock, shall mean the price, determined pursuant to this Section 5, at which shares of Common Stock shall be deliverable upon conversion of such series of Preferred Stock.

                  (iv) "CONVERTIBLE SECURITIES" shall mean any indebtedness or shares of stock or other securities convertible into or exchangeable for Common Stock, including without limitation Preferred Stock.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                  (v)      "CURRENT CONVERSION PRICE" with respect to a series
of Preferred Stock, shall mean the Conversion Price immediately before the occurrence of any event, which, pursuant to Section 5(c), causes an adjustment to the Conversion Price of such series of Preferred Stock.

                  (vi) "ISSUANCE DATE" shall mean the first date on which this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

                  (vii) "OPTIONS" shall mean any rights, warrants or options to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities.

         (b) RIGHT TO CONVERT; INITIAL CONVERSION PRICE. Each holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock may, at any time, convert any or all shares of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, into fully-paid and non-assessable shares of Common Stock at the Conversion Price for such series of Preferred Stock. Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion for Series A Preferred Stock into $0.39 for each share of Series A Preferred Stock being converted; the Conversion Price of the Series A Preferred Stock shall initially be $0.39 per share of Common Stock. Each share of Series B Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion for Series B Preferred Stock into $0.78 for each share of Series B Preferred Stock being converted; the Conversion Price of the Series B Preferred Stock shall initially be $0.78 per share of Common Stock. Each share of Series C Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion for Series C Preferred Stock into $1.00 for each share of Series C Preferred Stock being converted; the Conversion Price of the Series C Preferred Stock shall initially be $1.00 per share of Common Stock. Each share of Series D Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion for Series D Preferred Stock into $1.75 for each share of Series D Preferred Stock being converted; the Conversion Price of the Series D Preferred Stock shall initially be $1.75 per share of Common Stock. Each share of Series E Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion for Series E Preferred Stock into $2.60 for each share of Series E Preferred Stock being converted; the Conversion Price of the Series E Preferred Stock shall initially be $2.60 per share of Common Stock. The initial Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time in certain instances as hereinafter provided. No adjustments with respect to conversion shall be made on account of any dividends that may be accrued but unpaid on the Preferred Stock surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such unpaid dividends have first been paid to the holders entitled to payment at the time of conversion of the Preferred Stock.

         Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, to the

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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office of the corporation or any transfer agent for such Preferred Stock and shall give written notice to the corporation at such office that such holder elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to such holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such nominee shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of Preferred Stock represented by such certificate are converted, a certificate representing the shares of Preferred Stock not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

         (c) ADJUSTMENTS TO CONVERSION PRICE. Subject to Section 5(c)(5), the Conversion Price in effect from time to time for the Preferred Stock shall be subject to adjustment in certain cases as follows below. Notwithstanding anything else herein, Sections 5(c)(i), 5(c)(ii) and 5(c)(iii) below shall not apply to holders of Series E Preferred Stock.

                  (i) ISSUANCE OF SECURITIES. In the event the corporation shall at any time after the Issuance Date issue or sell any Common Stock (or shall be deemed to have issued Common Stock pursuant to Section 5(c)(i)(c) below) for a consideration per share less than the Current Conversion Price with respect to a series of Preferred Stock, then, and thereafter successively upon each such issuance or sale, the Current Conversion Price of such series of Preferred Stock shall simultaneously with such issuance or sale be adjusted (downward only) to a Conversion Price (calculated to the nearest cent) determined by dividing

                           (1)      an amount equal to (x) the total number of
shares of Common Stock Outstanding when the Current Conversion Price for such series of Preferred Stock became effective multiplied by the Current Conversion Price for such series of Preferred Stock, plus (y) the aggregate of the amount of all consideration, if any, received by the corporation for the issuance or sale of Common Stock since the Current Conversion Price for such series of Preferred Stock became effective, including the aggregate consideration received by the corporation for the Common Stock giving rise to such adjustment, by

                           (2)      the total number of shares of Common Stock
Outstanding immediately after such issuance or sale.

         Notwithstanding the previous sentence, in the event that the corporation shall at any time within one year after the Issuance Date issue or sell any additional shares of Common Stock (or be deemed to have issued Common Stock) for consideration per share less than the Current Conversion Price of the Series D Preferred Stock, then, and thereafter successively upon each such issuance or sale within such one year period, the Current Conversion Price of the Series D

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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Preferred Stock shall simultaneously with such issuance or sale be reduced, in order to increase the number of shares of Common Stock into which the Series D Preferred Stock is convertible, to a Conversion Price equal to the consideration per share at which such additional shares of Common Stock are issued or deemed issued; provided, however, that if and to the extent any adjustment made in accordance with the formula contained in this sentence would reduce the Conversion Price of the Series D Preferred Stock to less than $1.00 per share of Common Stock, then, to the extent the Conversion Price of the Series D Preferred Stock is reduced below $1.00, the Conversion Price of the Series D Preferred Stock shall be adjusted in accordance with the formula contained in the immediately preceding sentence except that the addend contained in subsection 5(c)(i)(1) shall be the total number of shares of Common Stock Outstanding when the Current Conversion Price for the Series D Preferred Stock became effective multiplied by the lesser of $1.00 or the Current Conversion Price for the Series D Preferred Stock.

         For the purposes of this Section 5(c), the following provisions shall also be applicable:

                  (a) CASH CONSIDERATION. In the event of the issuance or sale of additional Common Stock, Options or Convertible Securities for cash, the consideration received by the corporation therefor shall be deemed to be the amount of cash received by the corporation for such shares (or, if such securities are offered by the corporation for subscription, the subscription price, or, if such securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                  (b) NON-CASH CONSIDERATION. In the event of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the corporation in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section 5, of the consideration other than cash received by the corporation for such securities.

                  (c) OPTIONS AND CONVERTIBLE SECURITIES. In the event the corporation shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section 5(c)(i) and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable: provided that, subject to the provisions of Section 5(c)(ii), no further adjustment of the Conversion Price of a series of Preferred Stock shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                  (ii)     CHANGE IN OPTION PRICE OR CONVERSION RATE. In the
event that the purchase price provided for in any Option referred to in subsection 5(c)(i)(c), or the rate at which any Convertible Securities referred to in subsection 5(c)(i)(c) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Conversion Price of each series of Preferred Stock in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. In the event that the purchase price provided for in any such Option referred to in subsection 5(c)(i)(c), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5(c)(i)(c), or the rate at which any Convertible Securities referred to in subsection 5(c)(i)(c) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Current Conversion Price of a series of Preferred Stock then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Common Stock.

                  (iii) TERMINATION OF OPTION OR CONVERSION RIGHT. In the event of the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Current Conversion Price of a series of Preferred Stock shall, upon such termination, be changed to the Conversion Price of such series of Preferred Stock that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

                  (iv) STOCK SPLITS, DIVIDENDS, DISTRIBUTIONS AND COMBINATIONS. In the event the corporation should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive any other distribution payable in additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of each series of Preferred Stock shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents). If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                  (v)      OTHER EVENTS ALTERING CONVERSION PRICE. Upon the
occurrence of any event not specifically denominated in this Section 5 as reducing the Conversion Price of a series of Preferred Stock that, in the reasonable exercise of the business judgment of the Board of Directors of the corporation requires, on equitable principles, the reduction of the Conversion Price of such series of Preferred Stock, such Conversion Price will be equitably reduced.

                  (vi) MISCELLANEOUS CONVERSION PRICE MATTERS. The corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Preferred Stock and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the corporation lawfully to issue such Common Stock upon the conversion of such Preferred Stock.

                  (vii)    EXCLUDED EVENTS. Notwithstanding anything in this
Section 5 to the contrary, the Conversion Price of a series of Preferred Stock shall not be adjusted by virtue of (i) the conversion of shares of Preferred Stock into shares of Common Stock, (ii) the repurchase of shares from the corporation's employees, consultants, officers or directors at such person's cost (or at such other price as may be agreed to by the corporation's Board of Directors), or (iii) the issuance and sale of, or the grant of Options to purchase, up to an aggregate of 7,837,500 shares, net of repurchases and the lapse of options, of Common Stock (including the 5,141,471 shares and grants for shares outstanding on the date hereof), to employees, advisors, directors, officers or consultants of the corporation or its subsidiaries (including shares issued or sold pursuant to the exercise of any stock option or purchase pursuant to a grant under the corporation's stock option plan or stock purchase plan) at any time after the initial issuance of Series D Preferred Stock at a price which is less than the Conversion Price of such series of Preferred Stock at the time of such issuance or sale (all as determined in accordance with this Section 5) as may be approved by the Board of Directors, and none of such shares referenced in clause (iii) shall be included in any manner in the computation from time to time of such Conversion Price under Subsection 5(c)(i) or in Common Stock Outstanding for purposes of such computation.

                  (viii) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 5, the corporation, at its expense upon request by any holder of such series of Preferred Stock, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of a series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Current Conversion Price of such series of Preferred Stock at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

         (d) OTHER DIVIDENDS. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights for which such series of Preferred Stock are not entitled to adjustment pursuant to subsection 5(c)(i)(c), then, in each such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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case for the purpose of this Section 5(d), the holders of such series of
Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of such series of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

         (e) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or a sale of assets transaction for which each series of Preferred Stock (including, without limitation, the Series E Preferred Stock) is entitled to adjustment pursuant to this Section 5), provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of shares of Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

         (f) SUCCESSIVE CHANGES. The above provisions of this Section 5 shall similarly apply to successive issuances, sales or other distributions, subdivisions and combinations on or of the Common Stock after the Issuance Date.

         (g) NO IMPAIRMENT. The corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

         (h) NO FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of shares of Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the next smaller whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. The value of any fractional share issuable upon conversion shall be paid in cash by the corporation.

         (i) AUTOMATIC CONVERSION. Immediately upon (a) the effectiveness of the corporation's registration statement on Form S-1 pursuant to which Common Stock is sold to the public by the corporation (or selling stockholders, if any) in a public offering registered under the Securities Act of 1933, as amended, at a per share public offering price of not less than $3.50 (equitably adjusted for any stock split, combination or similar event) and an aggregate public offering price not less than $15,000,000, or (b) the conversion of at least fifty percent (50%) of

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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the then outstanding shares of Preferred Stock, each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price for such Preferred Stock then in effect. On and after said conversion date, notwithstanding that any certificates for the shares of Preferred Stock shall not have been surrendered for conversion, the shares of Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which such holder shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which such holder shall be entitled, and (iii) with respect to dividends declared but unpaid on Preferred Stock prior to such conversion date, in the event that any holder of Preferred Stock presents such holder's certificate therefor for surrender to the Company or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on such conversion date promptly will be issued and delivered to such holder.

         (j) MERGER: SALE OF CORPORATION. In the event, after the Issuance Date of any proposed consolidation of the corporation with, or merger of the corporation with or into another corporation (other than a consolidation or merger in which the corporation is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock), or in the event of any proposed sale or transfer to another corporation of all or substantially all of the assets of the corporation, or in the event of a sale or transfer of a majority of the voting power of the corporation, any holder of Preferred Stock may, by delivery of election pursuant to Section 2 above, elect to have each share of Preferred Stock held by such holder treated for all purposes as if it had been converted into Common Stock on the earlier of (i) the record date, if any, for voting by holders of Common Stock on such event and (ii) the date of such event.

6.       REDEMPTION.  The Preferred Stock is not redeemable.

7. COVENANTS. In addition to any other rights provided by law, the corporation shall not take any of the following actions.

         (a) HOLDERS OF PREFERRED STOCK. So long as any shares of Preferred Stock shall be outstanding, the corporation shall not without first obtaining the affirmative vote or written consent of the holders of not less than fifty percent (50%) of the outstanding shares of Preferred Stock voting together as a class:

                  (i) amend or repeal any provision of, or add any provision to, this Certificate of Incorporation or the corporation's By-laws if such action would alter or change the preferences, rights, privileges or powers of or the restrictions provided for the benefit of, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized hereby, provided that any such amendment or repeal of, or addition to, this Certificate of Incorporation or the corporation's By-laws which affects the preferences, rights, privileges or powers of one series of Preferred Stock shall affect each other series of Preferred Stock in a like manner and on a proportionate basis:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                  (ii)     authorize or issue shares of any class or series of
stock not authorized herein having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or authorize or issue shares of stock of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock;

                  (iii) reclassify any class or series of any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

                  (iv) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries (as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code") or otherwise, of any shares of any class or series of Common Stock, except from employees, advisors, officers, directors and consultants of, and persons performing services for this corporation or its subsidiaries on terms approved by the Board of Directors upon termination of employment or association;

                  (v) do any act or thing which would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Code (or any comparable provision of the Code as hereafter from time to time amended);

                  (vi) If (i) sell, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any other transaction or series of related transactions disposing of more than 50% of the voting power of the corporation;

                  (vii) authorize, declare or pay any dividend on the Common Stock before March 31, 1999; or

                  (viii) increase or decrease the authorized number of shares of Preferred Stock.

         (b) HOLDERS OF SERIES D PREFERRED STOCK. So long as any shares of Series D Preferred Stock shall be outstanding, the corporation shall not without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series D Preferred Stock voting together as a class, apply any of its assets to the purchase of any shares of any class or series of the corporation's stock having any preference or priority junior to or on a parity with the Series D Preferred Stock, except from employees, advisors, officers, directors and consultants of, and persons performing services for, this corporation or its subsidiaries on terms approved by the Board of Directors upon termination of employment or association.

         (c)      DIRECTORS.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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         Without first obtaining the approval of at least a majority of the
Board of Directors, the corporation shall not enter into any contracts with, or make any investments in, persons not resident within North America.

                  (ix) Without first obtaining the approval of a majority of the directors elected by the holders of Preferred Stock, the corporation shall not:

                           (1)      increase the number of shares reserved for
issuance to employees, consultants and directors of the corporation pursuant to incentive plans or agreements;

                           (2)      incur indebtedness in principal amount in
excess of $1,000,000; or

                           (3)      commit or make any capital expenditures in
excess of $200,000 in the aggregate.

         C.       COMMON STOCK.

8. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

9. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the corporation, the assets, of the corporation shall be distributed as provided in Section 2 of Division B of this Article 4.

10.      REDEMPTION.  The Common Stock is not redeemable.

11. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

12. NO PREEMPTIVE RIGHTS. The holders of the Common Stock shall not by virtue of this Certificate of Incorporation have any preemptive rights.

                                    ARTICLE 5

         The corporation is to have perpetual existence.

                                    ARTICLE 6

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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         A.       The board of directors of the corporation is expressly
                  authorized to adopt, amend or repeal the By-laws of the corporation; provided, however, that the By-laws may only be amended in accordance with the provisions thereof.

         B. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

         C. The books of the corporation may be kept at such place within or without the State of Delaware as the By-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

                                    ARTICLE 7

         Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

         A. NO PERSONAL LIABILITY. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (3) under section 174 of the Delaware General Corporation law, or (4) for any transaction from which the director derived an improper personal benefit.

         B. INDEMNIFICATION. Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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harmless by the corporation to the fullest extent authorized by the Delaware
General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof), was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         If a claim under the first paragraph of this section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense in any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnity the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         C. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         D. REPEAL AND MODIFICATION. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

         E. VOTE REQUIRED TO AMEND OR REPEAL. The amendment or repeal of this Article 7 shall require the approval of the holders of shares representing at least sixty six and two-thirds percent (66-2/3%) of the shares of the corporation entitled to vote in the election of directors, voting as one class.

                                    ARTICLE 8

         Subject to the express provisions hereof, this corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                                      *****
         FOURTH: This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation.

         FIFTH: This Amended and Restated Certificate of Incorporation was duly adopted by the written consent of a majority of the stockholders of the corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and written notice of such action has been given as provided in Section 228.

         IN WITNESS WHEREOF, AeroGen, Inc. has caused this certificate to be signed by the undersigned officer, thereunto duly authorized, this 4TH day of May, 2000.



                                     By:  /s/     Jane E. Shaw
                                        ----------------------------------------
                                         Jane Shaw
                                         Chairman and CEO



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS





[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                                    EXHIBIT B
                             SCHEDULE OF EXCEPTIONS
                                  AEROGEN, INC.
                            STOCK PURCHASE AGREEMENT

         In connection with that certain Stock Purchase Agreement dated as of May 10, 2000 by and among AEROGEN, INC. (the "Company") and BECTON, DICKINSON AND COMPANY (the "Agreement"), the Company hereby delivers this Disclosure Schedule to the Company's representations and warranties given in the Agreement. The section numbers in this Schedule correspond to the section numbers in the Agreement; PROVIDED, HOWEVER, that any information disclosed herein under any section number with sufficient particularity shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be appropriate. Disclosure of any information or document herein is not a statement or admission that it is material or required to be disclosed herein. Capitalized terms used but not defined herein shall have the same meanings given them in the Agreement.

3.2      Capitalization

         c) The Company has offered or intends to offer employment or consulting opportunities to various individuals. These compensation packages will include options, which resulted in an action by the Board of Directors and Shareholders to increase the number of shares reserved for issuance under the 1996 Stock Option Plan by an additional 2,600,000 shares as of March 10, 2000.

         Shares owned directly or indirectly by officers, directors or 5% shareholders are as follows:

                  Shares owned directly or indirectly by officers, directors or 5% shareholders are as follows:


                  CMEA (Tom  Baruch - Director)      3,897,437
                  USVP (Phil Young - Director)       5,808,427
                  Advent                             2,546,584
                  Interwest Partners                 3,571,429
                  Ell &Co.                           2,276,326
                  Gerlach & Co. (Manufacturers Life) 2,714,286
                  Ehud Ivri (Officer and Director)   3,780,000
                  Jane Shaw (Officer and Director)   1,542,858
                  Casper de Clercq (Officer)         270,000
                  Deborah Karlson                    270,000
                  Michael Klimowicz                  270,000

3.7      Litigation

                  The Company is a defendant in an action for breach of contract and specific performance entitled ALEX WERBER V. AEROGEN, INC. AND EHUD IVRI, ET AL., Civil Action No. CV 773704, filed in California Superior Court for the County of Santa Clara in April, 1998. The litigation has been tentatively settled and in connection with settlement Mr.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

         Ivri agreed to transfer 70,000 shares of his Common Stock to Mr. Werber. There is no payment by the Company in connection with the tentative settlement of the litigation.

                  The Company was party to an Interference, commenced following the filing of a request by a predecessor in interest to AeroGen, between U.S. Patent Application Serial No. 08/163,850 assigned to the Company, and U.S. Patent No. 5,261,601 assigned to Bespak plc ("Bespak"). The Interference has been settled.


3.8  Employee Agreement

                  It is part of the hiring process for each employee and officer of the Company to execute an agreement with the Company regarding confidentiality and proprietary information.

3.9  Patents and Trademarks

                  Aerogen Patent Rights - See Attachment A

         ITEMS a-d BELOW REPRESENT EXCEPTIONS TO THE COMPANY'S REPRESENTATION THAT THERE ARE NO LICENSES OR AGREEMENTS OF ANY KIND RELATING TO ITS INTELLECTUAL PROPERTY, OR LICENSES OR AGREEMENTS BY WHICH ITS IS BOUND RELATING TO THE INTELLECTUAL PROPERTY OF ANY OTHER PERSON OR ENTITY:

                  a. The Company has licensed its aerosol generator technology world-wide to a consumer company in the fields of air fresheners and insect repellants.

                  b. Reference is made to the Technology License and Supply Agreement, dated December 18, 1998, between the Company and Cerus Ltd., an Irish corporation.

                  c. The Company entered into a Product Development and Supply Agreement with PathoGenesis Corporation, dated as of March 13, 2000.

                  d. In connection with the settlement of the Interference with Bespak, the Company and Bespak have entered into cross-licenses with respect to portions of the subject patent claims.


3.11     Agreements; Action

         a) The Company has entered into or plans to enter into indemnification agreements with each of its directors.

                  Yehuda Ivri has executed promissory notes in favor of the Company in the amounts of $69,009 and $200,000. The first note was issued in connection with relocation expenses and allowances. The latter note is secured by a pledge of 500,000 shares of the Company's common stock and the purpose of the loan was to provide financing for the purchase of a residence near the Company's headquarters. The

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         Company has agreed to reimburse Mr. Ivri's travel and lodging expenses up to $25,000 per annum.

                  Dr. Shaw, Casper de Clercq, Deborah Karlson and Michael Klimowicz have executed promissory notes in favor of the Company in connection with purchases of the Company's common stock. Shares sold to these officers which have not yet vested (pursuant to a four-year vesting schedule) are subject to repurchase if the individual ceases to be employed by the Company.

         b) The Company has entered into and anticipates spending significant additional amounts, in excess of $50,000 individually, on capital equipment, consultants, design and tooling firms, clinicians, medical and other facilities, research organizations etc., all of which it considers to be in the ordinary course of its business.

                  The Company has entered into a non-binding term sheet involving a small European acquisition. The Company is currently conducting its diligence review of the potential target.

                  The Company entered into a Product Development and Supply Agreement with PathoGenesis Corporation, dated as of March 13, 2000.

                  The Company has entered into and anticipates entering into additional licensing and/or development arrangements whereby it receives amounts in excess of $50,000, all of which it considers to be in the ordinary course of its business.

         c) In conjunction with the Company's facility lease, the Company is obligated to return the lab space to shell condition at the end of the lease term at an estimated cost of $100,000. The Company has issued a letter of credit to its lessor for $90,000 in conjunction with this liability.

                  The Company has borrowed approximately $1,113,000 (original principal) against term loan facilities. Specific assets secure the outstanding borrowings.

3.12     Rights of Registration and First Offer

                  The holders of warrants issued in connection with equipment financing were added as parties to the Company's Information and Registration Rights Agreement and are deemed holders of Registrable Securities thereunder with respect to the registration rights granted therein.

3.15     Title to Property and Assets

                  See item 3.11(c)

3.17     Employee Benefit Plans

                  Reference is made to the Company's medical, dental, life insurance, long and short term disability, Section 125 (flexible spending and premium), and non-contributory 401(k) employee benefit plans, as well as the Company's stock option plan, PTO policy

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         and standard employment offer letter. Reference is made to a summary of the Company's employee benefits and policies as provided in a summary handout for applicants and in the AeroGen Employee Handbook.

3.19     Insurance

                  The Company currently holds $5million of product liability insurance ($1million basic and $4million excess) in addition to its $6 million ($2million aggregate and $4 million umbrella) of general liability coverage which specifically excludes product liability. Reference is made to the individual policies for specifics of coverage.

3.21     Absence of Changes

         b) All employees, including officers, received raises effective the first pay period in 2000.

         f)       See 3.11

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

                                  ATTACHMENT A




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

                              AEROGEN PATENT RIGHTS


ISSUED U.S. PATENTS AND FOREIGN COUNTERPARTS

U.S. PATENT NO. 5,164,740, Issued Nov. 17, 1992
Filed April 24, 1991

         FOREIGN COUNTERPARTS:

         Argentine Patent No. 247,686
         Brazilian Patent No. PI9201487
         Canadian Patent No. 2066838
         France 0510648
         Mexican Patent No. 179906
         EPC Patent No. 510648B1 (French and UK issued)
         German Patent No. DE 692 12 688.0-08
         Japan: pending

U.S. PATENT NO. 5,938,117, Issued August 17, 1999
Filed April 5, 1995

         FOREIGN COUNTERPARTS:

         Pending in Great Britain, France and Germany

U.S. PATENT NO. 5,586,550, Issued December 24, 1996
Filed August 13, 1995

         FOREIGN COUNTERPARTS:

         Pending in Australia, Brazil, Canada, Germany, France, Great Britain, Netherlands, Sweden and Japan

U.S. PATENT NO. 5,758,637, Issued June 2, 1998
Filed February 21, 1996

         FOREIGN COUNTERPARTS:

         Pending in nine foreign counterparts of U.S. Patent No. 5,586,550

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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U.S. PATENT NO. 6,014,970, Issued January 18, 2000
Filed June 11, 1998

         FOREIGN COUNTERPARTS:

         Pending in Australia, Brazil, Canada, China, Europe (all designated states), India, Japan, Mexico, New Zealand and Russia

PENDING U.S. PATENT APPLICATIONS

ULTRASONIC FLUID EJECTOR, filed May 20, 1997
Serial No. 08/859,525

         FOREIGN COUNTERPARTS:

         Covered by eight foreign patents for U.S. Patent No. 5,164,740

METHODS AND APPARATUS FOR DISPENSING LIQUIDS, filed May 27, 1999
Serial No. 09/318,552

         FOREIGN COUNTERPARTS:

         Pending in three foreign counterparts of U.S. Patent No. 5,938,117

DROPLET EJECTOR WITH OSCILATING TAPERED APERTURE, filed December 11, 1995 Serial No. 08/570,072

         FOREIGN COUNTERPARTS:

         None

LIQUID DISPENSING APPARATUS AND METHODS, filed April 10, 1998
Serial No. 09/058,344

         FOREIGN COUNTERPARTS:

         Pending in nine foreign counterparts of U.S. Patent No. 5,758,637

METHOD AND APPARATUS FOR STORING CHEMICAL COMPOUNDS, filed September 8, 1998 Serial No. 09/149,426

         FOREIGN COUNTERPARTS:

         Pending in nine foreign counterparts (and all designated states in Europe) of U.S. Patent No. 6,014,970

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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METHOD AND APPARATUS FOR STORING CHEMICAL COMPOUNDS, filed May 18, 1999
Serial No. 09/313,914

         Will file foreign applications before May 18, 2000 deadline.

APERTURE PLATE AND METHOD OF CONSTRUCTION, filed September 9, 1999 Serial No. 09/392,180

         Will file foreign applications before September 9, 2000 deadline.

PENDING U.S. PATENT APPLICATIONS

METHOD AND APPARATUS FOR AEROSOLIZING A LIQUID, filed January 15, 2000 Serial No. 09/483,096

         Will file foreign applications before January 15, 2001 deadline.





[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

                                    EXHIBIT C

                       LEGAL OPINION OF COOLEY GODWARD LLP




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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May 10, 2000

Becton, Dickinson and Company
1Becton Drive
Franklin Lakes, NJ  07417-1880


Ladies and Gentlemen:

We have acted as counsel for AeroGen, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of the Company's Series E Preferred Stock, as defined in the Agreement (the "Shares"), to Becton, Dickinson and Company ("BD") under the Stock Purchase Agreement dated as of May 10, 2000 (the "Agreement") between the Company and BD. We are rendering this opinion pursuant to Section 5.1(e) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California, the securities laws of the State of New Jersey and, as to corporate matters, the General Corporation Law of the State of Delaware. We express no

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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opinion as to whether the laws of any other jurisdiction apply, and we express no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. With respect to the securities laws of New Jersey, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in unofficial compilations. Neither special rulings of such authorities nor opinions of counsel in said jurisdiction have been obtained. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 4 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted, is qualified as a foreign corporation to do business in California and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States where the failure to do so would have a material adverse effect.

3. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Company's authorized capital stock consists of: (a) fifty-three million (53,000,000) shares of Common Stock, with a par value of $.001, of which six million nine hundred twenty-eight thousand eight hundred twenty-one (6,928,821) shares are issued and outstanding and (b) thirty-one million six hundred and forty-two thousand four hundred thirty (31,642,430) shares of Preferred Stock, with a par value of $.001, of which three million eight hundred forty-six thousand one hundred fifty-six (3,846,156) shares have been designated Series A Preferred Stock, all of which are issued and outstanding; four million four hundred eighty-seven thousand one hundred and eighty-two (4,487,182) shares have been designated Series B Preferred Stock, all of which are issued and outstanding; nine million three hundred seventy-five thousand three hundred (9,375,300) shares have been designated Series C Preferred Stock, of which nine million two hundred forty-five thousand three hundred (9,245,300) are issued and outstanding; ten million two

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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         hundred eighty-five thousand seven hundred fourteen (10,285,714) shares have been designated Series D Preferred Stock, all of which are issued and outstanding; and three million six hundred forty-eight thousand seventy-eight (3,648,078) shares have been designated Series E
         Preferred Stock, of which nine hundred sixty-one thousand five hundred thirty-nine (961,539) shares are issued and outstanding. The outstanding shares of Common Stock and of Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are as stated in the Amended and Restated Certificate of Incorporation. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized, duly and validly reserved for issuance, and upon issuance and delivery against payment therefor in accordance with the terms of the Amended and Restated Certificate of Incorporation, will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights currently outstanding to purchase or otherwise acquire any of the authorized but unissued capital stock of the Company, other than the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and rights set forth in the Agreement, options to purchase 3,930,202 shares of Common Stock pursuant to the Company's 1994 and 1996 Stock Option Plans, 819,029 shares reserved for issuance of additional options under the Company's 1994 and 1996 Stock Option Plans, and warrants to purchase 65,000 shares of Series C Preferred Stock and 32,051 shares of Common Stock.

5. The execution, delivery and performance of the Agreement by the Company and the issuance of the Shares pursuant thereto do not violate any provision of the Company's Amended and Restated Certificate of Incorporation or Bylaws, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or
         (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

6. To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against or by the Company before any court or administrative agency that questions the validity of the Agreement or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreement, have been made or obtained including the filing the Amended and Restated Certificate of Incorporation in the Office of the Secretary of State of the State of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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         Delaware, except (a) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (b) other Blue Sky filings that may be required.

8. The offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

Cooley Godward LLP


By:      /s/      Robert J. Brigham
   -----------------------------------------
         Robert J. Brigham

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                                TABLE OF CONTENTS

                                                                                                               PAGE

1.       PURCHASE OF SERIES E STOCK...............................................................................2

         1.1      Initial Purchase of Series E Stock..............................................................2

         1.2      Additional Stock Purchase upon the Achievement of a Milestone...................................2

         1.3      Hart-Scott-Rodino Compliance....................................................................3

2.       CLOSING DATE; DELIVERY...................................................................................3

         2.1      Closing; Closing Date...........................................................................3

         2.2      Delivery........................................................................................4

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................4

         3.1      Organization, Good Standing and Qualification...................................................4

         3.2      Capitalization..................................................................................4

         3.3      Subsidiaries....................................................................................5

         3.4      Authorization...................................................................................5

         3.5      Valid Issuance of Securities....................................................................5

         3.6      Governmental Consents...........................................................................6

         3.7      Litigation......................................................................................6

         3.8      Employee Agreement..............................................................................6

         3.9      Patents and Trademarks..........................................................................6

         3.10     Compliance with Other Instruments...............................................................7

         3.11     Agreements; Action..............................................................................7

         3.12     Disclosure......................................................................................8

         3.13     Rights of Registration and First Offer..........................................................8

         3.14     Corporate Documents.............................................................................9

         3.15     Title to Property and Assets....................................................................9

         3.16     Financial Statements............................................................................9

         3.17     Employee Benefit Plans; ERISA...................................................................9

         3.18     Tax Returns and Payments.......................................................................10

         3.19     Insurance......................................................................................10

         3.20     Labor Agreements and Actions...................................................................10

         3.21     Absence of Changes.............................................................................11

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         3.22     Brokers........................................................................................11

4.       REPRESENTATIONS AND WARRANTIES OF BD....................................................................11

         4.1      Legal Power....................................................................................11

         4.2      Due Execution..................................................................................11

         4.3      Investment Representations.....................................................................12

         4.4      Brokers........................................................................................13

5.       CONDITIONS TO CLOSING...................................................................................13

         5.1      Conditions to Obligations of BD at Initial Closing.............................................13

         5.2      Conditions Precedent to BD's Investment at the Milestone Closing...............................14

         5.3      Conditions to Obligations of the Company at Closing............................................15

6.       COVENANTS AND RIGHTS  OF BD.............................................................................15

         6.1      Sale Restriction...............................................................................15

         6.2      Right of First Offer...........................................................................16

         6.3      Standstill Agreement...........................................................................17

         6.4      Registration...................................................................................17

7.       COVENANTS OF THE COMPANY................................................................................17

         7.1      Information Rights.............................................................................17

         7.2      Press Releases.................................................................................18

8.       MISCELLANEOUS...........................................................................................18

         8.1      Governing Law..................................................................................18

         8.2      Successors and Assigns.........................................................................18

         8.3      Entire Agreement...............................................................................18

         8.4      Severability...................................................................................18

         8.5      Amendment and Waiver...........................................................................18

         8.6      Notices........................................................................................19

         8.7      Fees and Expenses..............................................................................19

         8.8      Titles and Subtitles...........................................................................19

         8.9      Counterparts...................................................................................19

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      ii.